UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2017

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Note Purchase Agreement

On December 19, 2017, Global Water Resources, Inc. (the “Company”) entered into an Amendment No. 1 to Note Purchase Agreement (the “Amendment”) with each of the noteholders party thereto (the “Noteholders”). The Amendment amends the Note Purchase Agreement, dated May 20, 2016, by and among the Company and the Noteholders (the “Note Purchase Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2016.

The Amendment modifies the definition of “Consolidated Debt Service” in the Note Purchase Agreement to exclude payments of principal on indebtedness that is refinanced with other indebtedness.

Except as amended by the Amendment, the terms of the Note Purchase Agreement remain unchanged. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the above description of the Amendment is qualified in its entirety by reference to such exhibit.

Standstill Agreement

On December 21, 2017, the Company entered into a Standstill Agreement (the "Standstill Agreement") with Levine Investments Limited Partnership, William S. Levine, and Andrew M. Cohn, (collectively, the "Shareholders"). The parties entered into the Standstill Agreement in connection with certain stock purchase transactions to be consummated by the Shareholders whereby the Shareholders will acquire shares of the Company’s common stock from certain shareholders of the Company.

Pursuant to the Standstill Agreement, the Shareholders agree that neither themselves nor their Affiliates (as defined in the Standstill Agreement) will directly or indirectly, without the prior written consent of Ron Fleming as CEO of the Company or his replacement (i) acquire, agree to acquire, or make any proposal to acquire, equity securities (including convertible debt instruments and preferred stock or any shares of capital stock issuable upon the conversion or exercise thereof) of the Company, or (ii) in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with the ownership, voting or acquisition of any equity security of the Company. Notwithstanding the foregoing, a Shareholder who is a member of the board of directors of the Company may receive equity compensation in payment for his board service provided that after such payment, such Shareholder and his Affiliates beneficially own no more than 49.9%, in the aggregate, of the voting power of all voting securities of the Company. In the event that after such payment the Shareholder or Affiliates would own more than 49.9%, in the aggregate, of the voting power of all voting securities of the Company, such equity compensation shall be replaced with a cash payment of equivalent value to the Shareholder and Affiliates as applicable.

William S. Levine is a member of the Company’s board of directors and is the chairman of Keim, Inc., which is the general partner of Levine Investments Limited Partnership. In addition, William S. Levine (through Levine Investments Limited Partnership) and Andrew M. Cohn are each significant shareholders of the Company.
The foregoing description of the Standstill Agreement is only a summary and is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, the Company entered into new employment agreements (the “Agreements”) with each of Ron Fleming, the Company’s Chief Executive Officer, and Michael J. Liebman, the Company’s Chief Financial Officer. The Agreements replace the Company’s existing employment agreements with each of Mr. Fleming and Mr. Liebman, effective January 1, 2018. Unless terminated earlier in accordance with its terms, each of the Agreements continues until December 31, 2021 and will automatically renew for one or more additional 12-month periods unless either the Company or the executive provides notice prior to the end of the then-current term.

The Agreements provide that, beginning January 1, 2018, Mr. Fleming will receive an annual base salary of $325,000 and Mr. Liebman will receive an annual base salary of $265,000. As of January 1, 2019, the annual base salary for Mr. Fleming and Mr. Liebman will increase to $350,000 and $280,000, respectively. Thereafter, the Company’s Board of Directors (the “Board”) (or its compensation committee) shall review the base salaries on an annual basis to determine whether any increases are appropriate.
In addition, Mr. Fleming and Mr. Liebman may be entitled to annual incentive compensation as determined (a) in the discretion of the Board (or its compensation committee) or (b) pursuant to any incentive compensation program adopted by the Company from time to time. For each calendar year, Mr. Fleming and Mr. Liebman will be eligible to receive up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of a cash bonus and up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of phantom stock units or other equity awards, with the value of the phantom stock units or other equity awards to be determined in accordance with the Global Water Resources, Inc. Phantom Stock Unit Plan or such other equity plan as may be adopted by the Company. The actual percent of incentive compensation paid to Mr. Fleming and Mr. Liebman in the form of cash and phantom stock units or other equity awards will be based on satisfying the performance goals for each calendar year as determined by the Board (or its compensation committee) and calculated in accordance with the bonus payments for all employees.
The Company will provide to Mr. Fleming and Mr. Liebman such fringe and other benefits as are regularly provided by the Company to members of its senior management team.
If either Mr. Fleming’s or Mr. Liebman’s employment is:

•
voluntarily terminated by the executive without Good Reason (as defined in the Agreements) or if the Company terminates the executive’s employment for Cause (as defined in the Agreements), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; and (ii) no incentive compensation shall be payable for the year in which the termination occurs. In addition, any unvested phantom stock units, stock appreciation rights or other equity-based awards shall be forfeited.

•
voluntarily terminated by the executive with Good Reason, or if the Company terminates the executive’s employment without Cause (including by providing notice of non-renewal), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; (ii) no incentive compensation shall be payable for the year in which the termination occurs (except if the termination occurs during the last six months of the Company’s fiscal year, the executive may be entitled to certain pro rata payments); (iii) if the executive timely and properly elects continuation coverage under COBRA, the Company shall reimburse the executive for the COBRA premiums as specified in the Agreements; (iv) any equity or stock price-based awards previously granted will become fully vested and exercisable and all restrictions on restricted awards will lapse; and (v) the Company will pay the executive an amount equal to the sum of (A) three (3) times the executive’s current base salary as of the date of termination, and (B) three (3) times the sum of the maximum cash bonus and equity awards that the executive could have earned in the year of the date of termination.

If either Mr. Fleming or Mr. Liebman terminates his employment with the Company with Good Reason, or if the Company terminates the executive’s employment without Cause within 24 months following a Change of Control (as defined in the Agreements) of the Company, the executive will be entitled to a lump-sum cash payment equal to the sum of (i) three (3) times the executive’s current base salary as of the date of the Change of Control, and (ii) three (3) times the sum of the maximum cash bonus and equity awards that the executive could have earned in the year of the Change of Control. In addition, any equity or stock price based awards (including phantom stock units and stock appreciation rights) previously granted to Mr. Fleming or Mr. Liebman will become fully vested and exercisable and all restrictions on restricted awards will lapse upon any Change of Control, regardless of whether the executive remains employed by the Company or its successor following the Change of Control. The Agreements also contain a “best-net” provision, which provides that if Internal Revenue Code Section 280G applies to the payments and such payments trigger an excise tax, then the payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater amount paid to the executive.
The payments due on termination of employment and termination following a Change of Control are subject to the requirement that Mr. Fleming or Mr. Liebman, as the case may be, execute a release agreement in a form requested by the Company.

Under the Agreements, Mr. Fleming and Mr. Liebman have also agreed to post-employment undertakings regarding non-solicitation and non-competition for a period of one year thereafter.
The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the full text of the Agreements, which are filed as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Note Purchase Agreement, dated December 19, 2017, by and among Global Water Resources, Inc. and the noteholders party thereto.
10.2	Employment Agreement with Ron Fleming, dated December 18, 2017*
10.3	Employment Agreement with Michael J. Liebman, dated December 18, 2017*
10.4	Standstill Agreement, dated December 21, 2017, by and among Global Water Resources, Inc., Levine Investments Limited Partnerships, William S. Levine, and Andrew M. Cohn
*    Compensation plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: December 22, 2017	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer